As filed with the Securities and Exchange Commission on July 20, 2012
Registration No. 333-181656

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1

To

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNI-PIXEL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3081	75-2926437
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8708 Technology Forest Pl, Ste 100
The Woodlands, TX 77381
(281) 825-4500
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reed J. Killion
President and Chief Executive Officer
Uni-Pixel, Inc.
8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381
(281) 825-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:
Mary Ann Sapone, Esq.
Richardson & Patel, LLP
1100 Glendon Avenue, 8th Floor
Los Angeles, California 90024-6525
(707) 937-2059
(310) 208-1154 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment number 1 to registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

LargLarge accelerated filer ☐	Accelerated filer ☐
NonNon-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4) (5)
Primary Offering
Common Stock	--	--
Preferred Stock	--	--
Warrants to purchase Preferred or Common Stock	--	--
Total for Primary Offering			$50,000,000.00	$5,730.00

Secondary Offering
Common Stock	1,681,819	$5.50	$9,250,004.50	$1,060.05
Common Stock underlying Warrants	780,239	$5.50	$4,291,314.50	$491.78
Total for Secondary Offering

Total for Primary and Secondary Offering			$63,541,319.00	$7,281.83

(1) With respect to the primary offering, the securities are being registered as an indeterminate number of securities which shall have an aggregate offering price not to exceed $50,000,000. In addition, up to 2,462,058 shares of common stock may be sold from time to time pursuant to this Registration Statement by the selling stockholders named herein. This Registration Statement shall also cover any additional securities to be offered or issued from share splits, share dividends, recapitalizations or similar transactions.
(2) With respect to the primary offering, the proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities. The proposed maximum offering price per unit for the offering made by the selling stockholders has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
(3) With respect to the primary offering, the proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.  With respect to the selling stockholders, the proposed maximum aggregate offering price has been estimated for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.
(4) With respect to the primary offering, the fee is calculated in accordance with Rule 457(o) under the Securities Act.  With respect to the offering by the selling stockholders, the fee is calculated in accordance with Rule 457(c) under the Securities Act and is based on the average high and low prices reported for the shares of common stock as reported by the NASDAQ Capital Market as of May 17, 2012.
(5) The filing fee was paid on May 24, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

           On May 24, 2012, Uni-Pixel, Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a Form S-3 (Reg. No. 333-181656) (the “Registration Statement”), which the SEC declared effective on June 8, 2012.  No shares registered by the Registration Statement have been sold as of the date of filing this Post-Effective Amendment No. 1 to the Registration Statement (this “Amendment”).

This Amendment is being filed to reflect the Company’s determination that The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust are not “affiliates” of the Company, including for purposes of calculating the aggregate market value of the Company’s outstanding common stock held by non-affiliates (“public float”), and to provide information included in the Registration Statement as of a more current date as of the filing of this Amendment with the SEC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 20, 2012

PROSPECTUS

$50,000,000
Common Stock, Preferred Stock and Warrants Offered by Uni-Pixel, Inc.
and
2,462,058 Shares of Common Stock Offered by Selling Stockholders

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $50,000,000 in any combination of common stock, preferred stock and warrants.  Also, the selling stockholders identified in this prospectus may, from time to time, offer and sell up to 2,462,058 shares of common stock.  See the section of this prospectus titled “Selling Stockholders”.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We or any selling stockholder may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering.  We or any selling stockholder may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.  The supplements to this prospectus will provide the specific terms of the plan of distribution.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “UNXL”.   As of June 29, 2012, the aggregate market value of our outstanding common stock held by non-affiliates (the public float) was approximately $46.7 million, which was calculated based on 6,944,702 shares of outstanding common stock held by non-affiliates and on a price per share of $6.72, the closing price of our common stock on June 29, 2012.  We have included in this non-affiliate calculation the common stock owned by The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust, who are included as selling stockholders in this prospectus.  Please review the information about these selling stockholders and their relationship to us in the discussion titled “Selling Stockholders” which begins on page 8 of this prospectus.

An investment in our common stock involves a high degree of risk.  See “Risk Factors” on page 4 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we or any selling stockholders may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities which may be offered.  Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering.  If required for the particular sale, we will also provide a prospectus supplement when a selling stockholder offers securities for sale hereunder that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the selling stockholders and the securities we or any selling stockholders may offer under this prospectus.  Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement.  We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC.  You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “the Company” or “Uni-Pixel” refer to Uni-Pixel, Inc. and its subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources.  Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC.  Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We do not undertake any obligation to publicly update or review any forward-looking statement.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About Uni-Pixel, Inc.

We believe we are one of the technology leaders in the optical design and manufacturing of large area microstructured polymer film materials and related technologies for the display, flexible electronics, energy, transportation and entertainment industries.  Our microstructured polymer films, which we refer to as Performance Engineered Films (PEFs), are designed to lower the cost and improve functionality and performance of devices in the markets they address.  Recently, we have made key technological advances that have enabled our PEFs to be produced at high volume with low costs, and over wide area flexible substrates. We have developed two products from these processes. These products are our patent-pending Diamond Guard hard coat films™ and our transparent conducting film produced with our patent pending UniBoss™ process.

Our Proprietary Technologies

We focus our research and development on projects that will generate short term revenue that will lead to long term high volume product purchases.  In addition to research and development, we may work on related projects if they are customer funded.  Of our 18 employees, the majority have degrees or advanced degrees in physics, mathematics, chemistry, materials science, or optics.  Historically our development efforts have yielded numerous patents, as well as trade secrets and manufacturing know how that we believe gives us a competitive advantage with respect to our current intellectual properties. In May 2010, we sold 20 U.S. patents, 104 patent applications, and 23 foreign patents.  As of July 19, 2012 , we have 3 patents issued and 54 patent applications filed with the U.S. Patent and Trademark Office that cover technology including our PEFs and our UniBoss™ process.  Our historic development efforts have guided our recent technological advances and the generation of new intellectual property with respect to our PEFs.

Our patent-pending UniBoss™ process is a new flexible electronic manufacturing process whereby we can precisely pattern fine line conductors on a variety of substrates such as glass, circuit boards, and flexible polymer rolls of film in a continuous roll to roll and semi continuous sheet process with high optical transparency.  We are targeting films made by the UniBoss™ process as an alternative to traditional indium tin oxide (“ITO”) coated transparent materials used in a variety of electronic products.  By replacing the ITO in a display device we can lower the device production cost, reduce the product thickness and weight, and improve the overall efficiency and performance. Furthermore, this process is adaptive with polymer substrates and as a result may enable the production flexible displays.

Additionally, during the development of our PEF technology we were able to produce an ultra hard coat that we apply to base films and substrates to produce our Diamond Guard Film technology and product line. We believe our in house design and prototyping capabilities along with our toll manufacturing partners allows us to be one of the low cost producers for micro-structured and hard coated films for our markets of interest.

Our Target Markets

We are currently focusing our efforts on applications of our PEFs in the following areas:

Transparent Electrically Conductive Films

Our recent development of the UniBoss™ process, which is the ability to print very conductive fine lines with very high light transmission, enables us to enter a large and growing market for transparent touch screens. We believe this technology is a superior replacement to ITO as the transparent conducting layer in a touch screen device. Based upon calculations derived from DisplaySearch forecasts of the worldwide touch panel market, we believe that the worldwide film market for touch sensors could be $3 billion-$5 billion dollars per year over the next five years. Our transparent conductive films can be produced with our UniBoss™ process at low cost and on large flexible polymer substrates. We believe this enables manufacturers to effectively produce large area touch screens at commercially viable costs with enhanced performance and functionality. In addition, we believe that the insertion of this technology into smaller devices will lead to thinner, lighter, lower cost and higher efficiency products.

We are currently working with touch screen manufacturers and end users to design products based on our technological achievements or know-how.

Diamond Guard Cover Glass replacement and Protective Cover Films

During the past two years we have designed, developed and demonstrated large scale production of micro-structured and hard coated films for use as cover glass replacement and protective cover films for touch and multi touch electronic computing devices.  We are currently shipping our Diamond Guard Hard Coat Films to end users both domestically and internationally.  We believe that our Diamond Guard films are unique in the market as compared to other similar products because our hard coat and surface treatments offer better functional specifications as compared to competitive films.  In addition to better features, our roll-to-roll production capabilities result in low production costs which allow us to competitively price our product at or below the price of other products in the market today. We sell our films under the Clearly Superior and Diamond Guard Film brand as well as private labels.  We are currently in discussions with various original equipment manufacturers, touch panel module manufacturers and consumer product manufacturers for incorporation of our product into their product lines, although we cannot guarantee that any of these manufacturers will purchase our product.

Light Extraction and Management Films

We also intend to sell our films as sub-components for use in liquid crystal display (“LCD”), field sequential LCD (“FSC-LCD”) and Time Multiplexed Optical Shutter (“TMOS”) display as back light films and active film sub-components.  If we are successful in this endeavor, these uses could utilize billions of square feet of our product on an annual basis.

3-D Films

With the release of the movie Avatar in 2009 significant interest has been generated in 3-D content for consumer products such as video games and movies for portable devices. We have developed a micro-structured and printed film to enable a 3-D visual experience on any type of display device without the need for glasses.  We demonstrated our first prototype in January 2010 at the Consumer Electronics show in Las Vegas and based on the positive response at that show we continue to improve and enhance the films’ performance for the potential deployment by end-users and consumers for use with their products.  We have a patent on auto stereoscopic display film and we have filed a patent application covering 2D – 3D switchable backlights.

Corporate Information

Our facilities and executive offices are located at 8708 Technology Forest Place, Suite 100, The Woodlands, Texas, 77381, and our telephone number is (281) 825-4500. We were incorporated in Delaware on May 24, 2001.  Additional information about us is available on our website at www.unipixel.com.  The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.  Our common stock, par value $0.001 per share, is currently traded on The NASDAQ Capital Market under the ticker symbol “UNXL.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus.  For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus.  Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes.  These purposes may include capital expenditures and additions to working capital.  When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities.  Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities

We will not receive any proceeds from the sale of our common stock by the selling stockholders.  However, if the selling stockholders were to exercise their warrants in full, we would receive $3,926,195 if a cashless exercise does not occur.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by Uni-Pixel in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part.  See “Where You Can Find More Information.”

We have 110,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

As of July 19, 2012 we had 7,145,029 shares of common stock outstanding.  Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock.  The shares of common stock are neither redeemable or convertible.  Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.  No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  All of the outstanding shares of our common stock are fully paid and non-assessable.  The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

All share numbers included in this prospectus have been adjusted to reflect the 1-for-15 reverse stock split of our common stock that we effected on December 9, 2010.

Our common stock is listed on the NASDAQ Capital Market under the symbol “UNXL”.  On July 18, 2012 , the last sale price of our common stock was $5.80 per share.  The transfer agent and registrar for our common stock is Securities Transfer Corporation.  Its address is 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, and its telephone number is (469) 633-0101.

Description of Preferred Stock

Our certificate of incorporation permits us to issue up to 10,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.  We currently have no shares of preferred stock outstanding.

Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof.

Description of Warrants

Warrants to Purchase Common Stock or Preferred Stock

We may issue warrants for the purchase of our preferred stock or common stock, which we refer to in this prospectus as “equity warrants”.  As explained below, each equity warrant will entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement.  Equity warrants may be issued separately or together with equity securities.  The equity warrants are to be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants;

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

•	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.  We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents.  Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders.  Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting.  Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Our amended and restated bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Special Meeting of Stockholders.  A special meeting of stockholders may only be called by our chairman of the board, the president or the board of directors.

Advance Notice.  Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to sell, from time to time, up to 2,462,058 shares of our common stock.  All of the common stock offered by this prospectus may be offered by the selling stockholders for their own account.  We will receive no proceeds from the sale of the shares held by the selling stockholders although, if the warrants are exercised, we would receive $3,926,195 from the exercise of the warrants if a cashless exercise does not occur.

On February 13, 2007, we entered into a Securities Purchase Agreement with The Raptor Global Portfolio Ltd, The Altar Rock Fund L.P. and The Tudor BVI Global Portfolio L.P. (the “Series B Investors”) pursuant to which we sold to the Series B Investors 3,200,000 shares of our Series B Convertible Preferred Stock and warrants to purchase, in aggregate, up to 455,954 shares of our common stock for a purchase price of $12,000,000.   In conjunction with this offering, the Series B Investors were permitted to appoint two members to our Board of Directors.  As a result of this transaction and because The Raptor Global Portfolio Ltd. and The Altar Rock Fund L.P. (the “Raptor Funds”) were controlled by the same individuals and together appointed two members of our Board of Directors, we concluded that they were affiliates.   The Series B Investors reorganized in 2008, which resulted in a transfer of the securities held by the Raptor Funds to their successors.  The designees appointed to the Board by the Series B Investors resigned from the Board on April 3, 2009.  No one was appointed to replace them.

Subsequent to January 1, 2009, the Raptor Funds transferred ownership of their common stock and warrants to The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust, respectively, and The Tudor BVI Global Portfolio L.P. transferred its ownership in the common stock and warrants to Legacy Asset Portfolio L.P.

On November 4, 2009, we entered into an Amended and Restated Conversion Agreement with the Series B Investors (or their successors), pursuant to which these security holders exchanged the Series B Convertible Preferred Stock and their warrants for 1,365,688 shares of common stock and warrants to purchase, in the aggregate, up to 525,454 shares of common stock.

While various documents we have filed with the Securities and Exchange Commission treated the securities held by the Raptor Funds as held by our affiliates, we believe that the Raptor Funds ceased to be affiliates in April 2009.  Since that date, although the Raptor Funds, or their successors, The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust, collectively owned approximately 19% of our outstanding common stock, they have had no representation on our Board of Directors, no relationship with us other than through their ownership of our common stock, and no approval or veto power over any transaction in which we may engage distinct from their right, like our other stockholders, to vote their shares of common stock, and we have not needed their votes to meet the quorum requirements for a stockholders meeting or to approve proposals put before our stockholders.  Therefore, we filed a Current Report on Form 8-K on July 20, 2012 to disclose that we ceased to treat The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust as affiliates.

Because we do not have a non-affiliate market capitalization of $75 million, we are limited in the amount of money we can raise using a Form S-3 registration statement.  The aggregate market value of the securities sold by us or on our behalf during the period of the 12 calendar months immediately prior to, and including the sale pursuant to the Form S-3 registration statement of which this prospectus is a part, cannot be more than one-third of the aggregate voting and non-voting common equity held by non-affiliates.  Since we have determined that The Raptor Global Portfolio Liquidating Trust and The Altar Rock Fund Liquidating Trust are not affiliates, we are able to increase the number of securities we can issue during a 12-month period using a Form S-3 registration statement.

On September 28, 2007, we entered into a Securities Purchase Agreement with Merrill Lynch Pierce, Fenner & Smith Incorporated (the “Series C Investor”) pursuant to which we sold to the Series C Investor 892,858 shares of our Series C Convertible Preferred Stock and warrants to purchase, in aggregate, up to 214,286 shares of our common stock for a purchase price of $10,000,000.  On November 4, 2009, we entered into an Amended and Restated Conversion Agreement with the Series C Investor, pursuant to which the Series C Investor exchanged the Series C Convertible Preferred Stock and its warrants for 581,188 shares of common stock and warrants to purchase, in the aggregate, up to 244,785 shares of common stock.  On March 15, 2010, we issued the Series C Investor a Convertible Promissory Note in the aggregate principle amount of $300,000 and a warrant to purchase 10,000 shares of common stock.  On December 10, 2010, the Series C Investor converted the Convertible Promissory Note pursuant to its terms into 63,551 shares of common stock.

The following table sets forth information with respect to the common stock known to us to be beneficially owned by the selling stockholders as of July 19, 2012 .  To our knowledge, the selling stockholders have sole voting and investment power over the common stock listed in the table below.  Except as otherwise disclosed herein, the selling stockholders have not had a material relationship with us during the preceding three years.

			Common
	Beneficial Ownership of		Stock	Beneficial Ownership
	Common Stock Prior		Saleable	of Common Stock
	to the Offering		Pursuant	After the Offering (1)
	Number of	Percent of	to This	Number of	Percent of
Name of Selling Stockholder	Shares	Class (2)	Prospectus	Shares	Class (2)
The Raptor Global Portfolio Liquidating Trust (3)	1,423,986	18.9%	1,423,986	0	0
The Altar Rock Fund Liquidating Trust (4)	12,115	*	12,115	0	0
Legacy Asset Portfolio L.P. (5)	126,433	1.7	126,433	0	0
Merrill Lynch Pierce, Fenner & Smith Incorporated (6)	899,524	12.2	899,524	0	0

* Less than 1%.
(1)
Assumes that all of the shares held by the selling stockholders covered by this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering.  However, as the selling stockholders can offer all, some, or none of their common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will ultimately offer or sell under this prospectus.

(2)	Calculated based on 7,145,029 shares of common stock outstanding as of July 19, 2012.
(3)
Includes immediately exercisable warrants to purchase 395,655 shares of common stock.  Voting and investment control of these securities is held by Raptor Capital Management LP, the investment adviser of The Raptor Global Portfolio Liquidating Trust, as more fully described in the Schedule 13D/A of Raptor Capital Management LP dated December 21, 2010 with respect to Uni-Pixel, Inc.

(4)
Includes immediately exercisable warrants to purchase 3,366 shares of common stock.  Voting and investment control of these securities is held by Raptor Capital Management LP, the investment adviser of The Altar Rock Fund Liquidating Trust, as more fully described in the Schedule 13D/A of Raptor Capital Management LP dated December 21, 2010 with respect to Uni-Pixel, Inc.

(5)	Includes immediately exercisable warrants to purchase 126,433 shares of common stock. Voting and investment control of these securities is held by Tudor Investment Corporation.
(6)
Includes immediately exercisable warrants to purchase 254,785 shares of common stock. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS") is One Bryant Park, New York, NY 10036. MLPFS is a member of the Financial Industry Regulatory Authority and a broker-dealer registered pursuant to Section 15(b) of the Exchange Act. MLPFS has represented to us that it (i) purchased the securities in the ordinary course of business and (ii) had no agreements or understandings, directly or indirectly, with any person to distribute such securities at the time of their purchase.  MLPFS and Bank of America Corporation, the ultimate parent of MLPFS, share voting and dispositive power with respect to these securities.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through dividends or other distributions made by the selling stockholders to their respective partners, members or stockholders; or

•	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we or the selling stockholders may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling stockholders may also enter into hedging transactions with respect to our securities. For example, we or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•
enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

In this prospectus, the term “selling stockholders” includes the selling stockholders and their respective successors, which include their donees, pledgees, distributees or transferees and other successors-in-interest.

We or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. We may also provide a prospectus supplement if selling stockholders sell securities hereunder. Any prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling stockholders in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or the selling stockholders or through agents designated by us or the selling stockholders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common shares than have been sold to them by us and the selling stockholders. The underwriters may elect to cover any such short position by purchasing common shares in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common shares by bidding for or purchasing common shares in the open market and may impose penalty bids. If penalty bids are  imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common shares to the extent that it discourages resales of the common shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us, the selling stockholders and their affiliates.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Each selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus. At the time a particular offering of the shares of common stock by a selling stockholder is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If any selling shareholder is deemed to be an underwriter, such selling shareholder may be subject to certain statutory liabilities under the Securities Act and other applicable securities laws. To our knowledge, no selling stockholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Richardson & Patel, LLP, Los Angeles, CA.

EXPERTS

PMB Helin Donovan, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement.  Our consolidated financial statements are incorporated by reference in reliance on PMB Helin Donovan, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.unipixel.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents.  You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.  We hereby incorporate by reference the following documents into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 8, 2012;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2012, as filed with the SEC on May 11, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on February 28, 2012, March 2, 2012, March 8, 2012, March 12, 2012, April 24, 2012, May 11, 2012, July 12, 2012 and July 20, 2012;

•	Our definitive proxy statement filed with the SEC on July 26, 2012; and

•
The description of our common stock included in our Registration Statement on Form 8-A/A, as filed with the SEC on December 9, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents.  Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Uni-Pixel, Inc., 8708 Technology Forest Place, Suite 100, The Woodlands, Texas 77381 Attn: Chief Financial Officer, (281) 825-4500.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by Uni-Pixel, Inc. in connection with the distribution of its securities being registered in this registration statement.  The selling stockholders will not bear any portion of such expenses.  All amounts other than the SEC registration fee are estimates.

SEC registration fee	$7,281.83
Transfer agent’s fees and expenses	$1,000.00
Legal fees and expenses	$15,000.00
Accounting fees and expenses	$2,000.00
Miscellaneous fees and expenses	$5,000.00

Total	$30,281.83

Item 15.                      Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 16.                      Exhibits.

a) Exhibits.

Exhibit No.	Description of Document
1.1	Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Uni-Pixel, Inc. (2)
3.3	Amended and Restated Bylaws of Uni-Pixel, Inc. (1)
4.2	Common Stock Purchase Warrant No. 1 (1)
4.3	Common Stock Purchase Warrant No. 2 (1)
4.4	Common Stock Purchase Warrant No. 3 (1)
4.5	Form of common stock certificate (3)
4.11	Common Stock Purchase Warrant dated September 12, 2006. (4)
5.1	Opinion of Richardson & Patel, LLP (5)
23.1	Consent of PMB Helin Donovan, LLP (6)
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1) (5)

*
To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

(1)	Previously filed as an exhibit to the Company’s Form 10-SB, filed on February 18, 2005, and incorporated by reference hereto.
(2)
Previously filed as an exhibit to Post-Effective Amendment No. 1 to the Company’s S-1 registration statement, number 333-169279 which was filed with the SEC on December 10, 2010 and incorporated by reference hereto.

(3)	Previously filed as an exhibit to the Company’s Form 10-KSB, filed on March 28, 2006, and incorporated by reference hereto
(4)	Previously filed as an exhibit to the Company’s Form 10-QSB, filed on November 13, 2006, and incorporated by reference hereto.
(5)	Previously filed.
(6)	Filed herewith.

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on July 20, 2012 .

UNI-PIXEL, INC.

By:	/s/ REED J. KILLION
Reed J. Killion
Chief Executive Officer, President, Principal Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ REED J. KILLION	Chief Executive Officer, President, Principal Executive Officer and Director	July 20, 2012
Reed J. Killion

/s/ SEONG S. SHIN	Chief Operating Officer	July 20, 2012
Seong S. Shin

/s/ ROBERT J. PETCAVICH	Senior Vice President and General Manager	July 20, 2012
Robert J. Petcavich

/s/ DANIEL K. VAN OSTRAND	Vice President Research & Development	July 20, 2012
Daniel K. Van Ostrand

/s/ JEFFREY W. TOMZ	Chief Financial Officer and Secretary	July 20, 2012
Jeffrey W. Tomz

/s/ BERNARD T. MARREN	Chairman of the Board	July 20, 2012
Bernard T. Marren

/s/ CARL J. YANKOWSKI	Director	July 20, 2012
Carl J. Yankowski

/s/ BRUCE I. BERKOFF	Director	July 20, 2012
Bruce I. Berkoff

/s/ ROSS A. YOUNG	Director	July 20, 2012
Ross A. Young

/s/ WILLIAM WAYNE PATTERSON	Director	July 20, 2012
William Wayne Patterson

/s/ ANTHONY J. LEVECCHIO	Director	July 20, 2012
Anthony J. LeVecchio